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                                                                    Exhibit 23.1

Board of Directors
Advanced Biotherapy, Inc.
Carlsbad, CA



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our audit report dated March 6, 2001, on the financial statements of Advanced Biotherapy, Inc. as of December 31, 2000, for the filing with and attachment to the Form 10-KSB for the year ending December 31, 2000.





Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington


March 29, 2001